Exhibit 4.5

TRANSWITCH CORPORATION

RESTRICTED STOCK AWARD

AWARD AGREEMENT made this _______ day of ______________, 20__ (the “Effective Date”), between TranSwitch Corporation, a Delaware corporation (the “Company”), and __________________ (the “Participant”). Unless otherwise defined herein, capitalized terms shall have the meanings ascribed to them in the TranSwitch Corporation 2008 Equity Incentive Plan (the “Plan”).

WITNESSETH:

WHEREAS, the above-named recipient of shares of common stock, $.001 par value per share, (the “Common Stock”) of the Company is serving, or will henceforth serve, as an employee, officer, director, consultant or advisor of the Company or its Subsidiaries or any future parent corporation of the Company (a “Business Relationship”);

WHEREAS, the Company wishes for the Participant to have a proprietary interest in the Company’s financial success by granting such Participant the right to purchase ______ shares of the Company’s Common Stock (the “Restricted Shares”) pursuant to the Plan; and

NOW, THEREFORE, for good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1.  ACQUISITION OF SHARES

1.1 Purchase of Shares. The Participant shall purchase the Restricted Shares, subject to the terms and conditions set forth in this Award Agreement and the Plan, at a purchase price of $_______ per Restricted Share. The aggregate purchase price of ___________________ Dollars ($________) (the “Purchase Price”) for the Restricted Shares shall be paid by the Participant.

1.2 Stock Power. Simultaneously with execution of the Award Agreement the Participant shall execute the attached Stock Power, attached hereto as Exhibit A. Upon receipt of the Stock Power by the Company for the Restricted Shares, the Company shall either (i) issue and hold in escrow one or more certificates, subject to the restrictive legend described in Section 3.6, in the name of the Participant for that number of Restricted Shares purchased by the Participant or (ii) issue the Restricted Shares in book entry form, registered in the name of the Participant.

ARTICLE 2. COMPANY REPURCHASE RIGHT

2.1 Vesting.

(a) In the event that the Participant ceases to have a Business Relationship with the Company, for any reason or no reason, he shall forfeit the Restricted Shares that have not vested in accordance with the schedule below (the “Unvested Restricted Shares”). If the Participant remains in a Business Relationship with the Company through the date set forth in the first column of the table below, he shall be vested in that percentage of the Restricted Shares as set forth in the second column of the table below (the “Vested Shares”). The Company shall repurchase (the “Repurchase Right”) from the Participant, for the original sale price under Article 1 above (the “Purchase Price”), the Unvested Restricted Shares calculated as set forth in the second column of the table below. In no event shall the Repurchase Right obligate the Company to purchase from the Participant any Vested Shares.

[SAMPLE 4 YR VESTING SCHEDULE]

If Cessation of Business Relationship Occurs:	Percentage of Restricted Shares Vested

Prior to the one year anniversary of Effective Date:	-

On or after the one year anniversary of the Effective Date:	-

The last day of each month following the one year anniversary of the Effective Date:	-

The last day of the __th month following the Effective Date:	100%

(b) For purposes of this Award Agreement, a Business Relationship with the Company shall include a Business Relationship with an affiliate or subsidiary of the Company (i.e., any business organization controlling, controlled by, or under common control with, the Company).

2.2 Exercise of Repurchase Right and Closing.

(a) The Company shall exercise the Repurchase Right by delivering or mailing to the Participant (or his estate), in accordance with Section 3.8, written notice of exercise within 30 days after the termination of the Business Relationship of the Participant with the Company.

(b) Within 10 days after his receipt of the Company’s notice of the exercise of the Repurchase Right pursuant to subsection 2.2(a) above, the Participant (or his estate or escrow agent) shall tender to the Company at its principal offices the certificate or certificates, if applicable, representing the Unvested Restricted Shares which the Company has elected to purchase, duly endorsed in blank by the Participant or with duly executed stock powers attached thereto, all in form suitable for the transfer of such Unvested Restricted Shares to the Company.

(c) After the time at which any Unvested Restricted Shares are required to be delivered to the Company for transfer to the Company pursuant to subsection (b) above, the Company shall not pay any dividend to the Participant on account of such Unvested Restricted Shares or permit the Participant to exercise any of the privileges or rights of a stockholder with respect to such Unvested Restricted Shares, but shall, insofar as permitted by law, treat the Company as the owner of such Unvested Restricted Shares.

(d) The Company shall not purchase any fraction of an Unvested Restricted Share upon exercise of the Repurchase Right, and any fraction of an Unvested Restricted Share resulting from a computation made pursuant to Section 2.1 of this Award Agreement shall be rounded to the nearest whole Unvested Restricted Share (with any one-half Unvested Restricted Share being rounded upward).

2.3 Restrictions on Transfer. The Participant shall not, during the term of this Award Agreement, sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise (collectively “transfer”), any of the Restricted Shares, or any interest therein.

2.4 Market “Stand-Off” Agreement. The Participant hereby agrees that, during the period of duration (not to exceed one hundred eighty (180) days) specified by the Company and an underwriter of Common Stock or other securities of the Company, following the effective date of a registration statement of the Company filed under the Act, such Participant shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by the Participant at any time during such period except shares included in such registration; provided, however, that all officers and directors of the Company enter into similar agreements. The market “stand-off” agreement established pursuant to this Section 2.4 shall have perpetual duration.

2.5 Transfers in Violation of this Award Agreement. If any transfer of the Restricted Shares or Vested Shares is made or attempted contrary to the provisions of this Award Agreement, the Company shall have the right to purchase the Restricted Shares or Vested Shares, as applicable, from the owner thereof or his transferee at any time before or after the transfer, as herein provided. In the event that the Company elects to exercise its Repurchase Right hereunder, it may do so by canceling the certificate(s) representing the Restricted Shares and depositing the purchase price, which shall be the Purchase Price, in a bank account for the benefit of Participant, whereupon such Restricted Shares or Vested Shares, as applicable, shall be, for all purposes, canceled and neither the Participant nor any transferee shall have any rights as one of its stockholders with respect to such Restricted Shares or Vested Shares, as applicable, for any purpose, including without limitation dividend and voting rights, until there has been compliance with all applicable provisions of this Award Agreement. In addition to any other legal or equitable remedies which it may have, the Company may enforce its rights by actions for specific performance (to the extent permitted by law).

ARTICLE 3.  MISCELLANEOUS

3.1 Adjustments for Stock Splits, Stock Dividends, etc. If from time to time during the term of the Repurchase Right there is any stock split-up, stock dividend, stock distribution or other reclassification of the Common Stock of the Company, any and all new, substituted or additional securities to which the Participant is entitled by reason of his or her ownership of the Restricted Shares shall be immediately subject to the Repurchase Right, the restrictions on transfer and the other provisions of this Award Agreement in the same manner and to the same extent as the Restricted Shares, and the Purchase Price shall be appropriately adjusted.

3.2 Investment and Tax Representations. The Participant represents, warrants and covenants as follows:

(a) He has had such opportunity as he has deemed adequate to obtain from representatives of the Company such information as is necessary to permit him to evaluate the merits and risks of an investment in the Company. The Participant acknowledges that certain of such information may be forward-looking and is therefore speculative and subject to known and unknown risks and uncertainties and other factors which may cause the actual performance of the Company to be materially and adversely different from any performance expressed or implied by such forward-looking statements.

(b) He has sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in an investment in the Restricted Shares and to make an informed investment decision with respect to such investment.

(c) He can afford the complete loss of the value of the Restricted Shares and is able to bear the economic risk of holding such Restricted Shares for an indefinite period of time.

(d) He understands that (i) the federal income tax consequences to the Participant of the purchase and sale of the Shares will vary depending upon whether the Participant makes an election under Section 83(b) of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) the Participant understands that the Company is not providing the Participant with any advice as to whether to make such election, (iii) the Participant has been advised to seek, and has sought, the counsel of his or his own tax advisor as to whether, where and how to make such election, (iv) such election, if made, must be filed with the Internal Revenue Service within 30 days of the date of this Award Agreement, and (v) the Participant must notify the Company upon making such election.

3.3 Withholding Taxes.

(a) The Participant acknowledges and agrees that the Company has the right to deduct from payments of any kind otherwise due to the Participant any federal, state or local taxes of any kind required by law to be withheld with respect to the purchase of the Restricted Shares by the Participant.

(b) If the Participant elects, in accordance with Section 83(b) of the Internal Revenue Code of 1986, as amended, to recognize ordinary income in the year of acquisition of the Restricted Shares, the Company will require at the time of such election an additional payment for withholding tax purposes based on the difference, if any, between the purchase price for such Restricted Shares and the fair market value of such Restricted Shares as of the date of the purchase of such Restricted Shares by the Participant.

3.4 No Rights to Business Relationship. THE PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING IN THE BUSINESS RELATIONSHIP AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING ENGAGED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER). PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AWARD AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH THE PARTICIPANT'S RIGHT OR THE COMPANY'S RIGHT TO TERMINATE THE BUSINESS RELATIONSHIP AT ANY TIME, WITH OR WITHOUT CAUSE.

3.5 Waiver; Disposition of Stock. From time to time the Company may waive its rights hereunder either generally or with respect to one or more specific transfers which have been proposed, attempted or made. All action to be taken by the Company hereunder shall be taken by vote of a majority of its disinterested members of the Board of Directors then in office. Any Restricted Shares which the Company has elected to purchase hereunder may be disposed of by the Board of Directors in such manner as it deems appropriate, with or without further restrictions upon the transfer thereof.

3.6 Restrictive Legends. All certificates representing Restricted Shares shall have affixed thereto legends in substantially the following form:

“The shares of stock represented by this certificate are subject to restrictions on transfer and an option to purchase set forth in a certain Restricted Stock Agreement between the corporation and the registered owner of this certificate (or his predecessor in interest), and such Agreement is available for inspection without charge at the office of the Secretary of the Corporation.”

3.7 Successors and Assigns; Assignment. This Award Agreement and the Plan shall be binding upon the parties hereto and their heirs, representatives, successors and assigns. The Company may assign its rights hereunder either generally or from time to time.

3.8 Notices. All notices to a party hereto shall be in writing and shall be deemed to have been adequately given if delivered in person or if given by registered or certified mail, postage prepaid:

If to the Company:

TranSwitch Corporation
Three Enterprise Drive
Shelton, CT 06484
Attn: Vice President, Human Resources

If to the Participant:

or to such other address as any party may from time to time designate for itself by notice in writing given to the other parties hereto.

3.9 Term and Termination. This Award Agreement shall remain in effect until all Repurchase Rights have expired under Section 2.1 above.

3.10 Amendments. This Award Agreement may be amended or modified in whole or in part only by an instrument in writing signed by the Company and the Participant.

3.11 The Plan. The Plan is incorporated herein by reference. The Participant acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts the Restricted Shares subject to all of the terms and provisions thereof. Participant has reviewed the Plan and this Award Agreement in their entirety. the Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board of Directors upon any questions arising under the Plan or this Award Agreement.

3.12 Entire Agreement. This Award Agreement and Exhibits thereto and the Plan constitute the entire agreement between the parties, and all premises, representations, understandings, warranties and agreements with reference to the subject matter hereof have been expressed herein or in the documents incorporated herein by reference.

3.13 Applicable Law; Severability. This Award Agreement shall be governed by and construed and enforced in accordance with the laws of the state of incorporation of the Company. Wherever possible, each provision of this Award Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision hereof shall be prohibited by or invalid under any such law, that provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or nullifying the remainder of that provision or any other provisions of this Award Agreement.

3.14 Counterparts. This Award Agreement may be executed in multiple counterparts, each of which shall be deemed in original but all of which together shall constitute one and the same instrument.

3.15 Effect of Heading. Any table of contents, title of any article or section heading herein contained is for convenience or reference only and shall not affect the meaning of construction of any of the provisions hereof.

3.16 Construction. In this Award Agreement references to the masculine gender shall include the feminine and neuter genders and vice versa.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Participant has hereunto set his hand and the Company has authorized this Award Agreement to be signed by its officers thereunto duly authorized, effective as an instrument under seal.

PARTICIPANT	TRANSWITCH CORPORATION

Signature	By

Print Name	Title

Residence Address

EXHIBIT A

IRREVOCABLE STOCK POWER

FOR VALUE RECEIVED, the undersigned does hereby sell, assign and transfer to ___________________

_____________ shares of the common stock, $.001 par value per share, of TranSwitch Corporation represented by Certificate(s) No (s). ______ inclusive, standing in the name of the undersigned on the books of said Company.

The undersigned does hereby irrevocably constitute and appoint ______________ _________________________ attorney to transfer the said stock, as the case may be, on the books of said Company, with full power of substitution in the premises.

Dated:	(x)

PERSON EXECUTING THIS POWER SIGN HERE

IMPORTANT - READ CAREFULLY

The signature(s) to this Power must correspond with the name(s) as written upon the face of the certificate(s) in every particular without alternation or enlargement or any change whatever.

IMPRINT SIGNATURE MEDALLION HERE